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                                                                   EXHIBIT 10.15

                   AMENDMENT OF MANAGEMENT SERVICES AGREEMENT

This Amendment of the May 9, 1997 Management Services Agreement is entered into by and between The Kansas City Southern Railway Company ("KCS"), as successor in interest through merger to KCS Transportation Company, and TFM, S.A. de C.V. this 30 day of April, 2002.

                                   RECITALS

WHEREAS, KCS, as the successor in interest through merger to KCS Transportation Company, and TFM were parties to a Management Services Agreement dated May 9, 1997 ("MSA");

WHEREAS, as initially drafted the MSA would have expired on May 9, 1998, but, as provided for in Section 2 of the MSA, it was extended through December 31, 1998 by the written consent of the parties;

WHEREAS, KCS has continued to provide management services to TFM following the formal expiration of the MSA; and

WHEREAS, the parties wish to amend the MSA to provide for its automatic renewal and to provide for KCS' compensation for management services provided by KCS to TFM, as provide for in the MSA, for the period from January 1, 1999 to the date of this Amendment;

NOW, THEREFORE, KCS and TFM through their authorized representatives agree as follows:

1. TFM shall, on or before December 31, 2002, pay to KCS the sum of Two Million Five Hundred Thousand Dollars (US$2,500,000.00) as full and complete compensation for management services provided by KCS to TFM during the period of January 1, 1999 through December 31, 2000. The amount due for the period of January 1, 1999 through December 31, 2000 shall be paid to KCS in nine equal monthly payments, with the first monthly payment of Two Hundred Seventy-Seven Thousand Seven Hundred and Seventy-Seven dollars and Seventy-Seven cents (US$277,777.77) being paid on or before April 15, 2002. TFM shall pay KCS a lump sum payment for all amounts due and payable under the Agreement relating to the period of January 1, 2001 through December 1, 2002, an amount equal to Two Million Five Hundred Thousand Dollars (US$2,500,000.00) on or before January 2, 2003. Thereafter, KCS shall receive, as compensation under Section 5 of the MSA, payments quarterly in arrears of Three Hundred and Twelve Thousand Five Hundred Dollars (US$312,500.00).



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2. The MSA shall, as of January 1, 2002, be deemed to have been amended by deleting Section 2, Term of Agreement, in its entirety and substituting the following:

     2. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until terminated by one party giving written notice to the other party of termination at least 60 days prior to the end of the current calendar year. However, TFM shall not terminate this Agreement unless it simultaneously terminates all other similar management agreements, including the Management Services Agreement between TFM and Grupo TMM, S.A. de C.V. (formerly Transportacion Maritima Mexicana, S.A. de C.V.) dated as of May 9, 2002 and amended contemporaneously with the amendment of the MSA.

3. The MSA shall, as of January 1, 2002, be deemed to have been amended by deleting Section 3(b), Availability of Managers, in its entirety and substituting the following:

     AVAILABILITY OF MANAGERS. KCS shall make its officers, managers and agents available to TFM, in person or by telephone, both within and without Mexico, as reasonably requested by TFM and as necessary for KCS to discharge its duties and responsibilities under this Agreement.

4. Following April 1, 2002, any notice to KCS under the MSA shall be sent to:

     Michael R. Haverty
     Chairman, President & CEO
     The Kansas City Southern Railway Company
     427 West 12th Street
     Kansas City, MO 64105
     816-983-1389
     fax 816-983-1297

     With a copy to:

     General Counsel
     The Kansas City Southern Railway Company
     427 West 12th Street
     Kansas City, MO 64105
     816-983-1410
     fax 816-983-1227


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     President
     Grupo TMM, S.A. de C.V.
     Av. de la Cuspide No 4755, 10th Floor
     Col. Parques del Pedregal, C.P., 14010
     Delegacion Tlalpan, Mexico D.F.
     525-55-629-8807
     fax 525-55-629-8709


Except as amended hereby, the terms and provisions of the MSA shall remain, and shall be deemed to have been at all relevant times, in full force and effect.


THE KANSAS CITY SOUTHERN                TFM, S.A. DE C.V.
RAILWAY COMPANY

BY /s/ Robert H. Berry                   BY /s/ Leon Ortiz
  ----------------------------             ---------------------------
  TITLE  SR. VICE PRESIDENT &              TITLE  TREASURER
       CHIEF FINANCIAL OFFICER


                                         BY /s/ Mario Mohar Ponce
                                           ---------------------------
                                           TITLE  CEO



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